EXHIBIT 5

Bradley Arant Rose & White LLP

One Federal Place

1819 Fifth Avenue North

Birmingham, AL 35203

December 8, 2004

Board of Directors

Alabama Gas Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Ladies and Gentlemen:

In our capacity as counsel for Alabama Gas Corporation, an Alabama corporation (the “Company”), we have examined the Registration Statement on Form S-3 (the “Registration Statement”), in form as proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Act of 1933, as amended, relating to up to $225,000,000 of its notes, debentures or other evidences of unsecured indebtedness (the “Debt Securities”), which may be issued pursuant to an Indenture dated as of November 1, 1993 by and between the Company and The Bank of New York (as successor to NationsBank of Georgia, National Association), as Trustee (the “Indenture”). The Debt Securities are to be offered by the Company to the public pursuant to the Registration Statement.

For purposes of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

(i) Articles of Amendment and Restatement of the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”);

(ii) Bylaws of the Company, as amended to date (the “Bylaws”);

(iii) The Indenture; and

(iv) The Registration Statement and exhibits thereto, including the prospectus, in the form filed with the Commission;

(v) Such records of the corporate proceedings of the Company and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

(vi) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

Based upon the foregoing, and subject to the completion of the corporate action required to be taken by the Company based on the type of security being issued, the due execution and delivery of the relevant instrument representing any Debt Securities pursuant to which such Debt Securities may be issued and the qualifications, limitations and exceptions set forth below, we are of the opinion that when the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement (as hereinafter defined) relating to any such Debt Securities, the Debt Securities will be duly and validly authorized and issued, will be fully paid and non-assessable Debt Securities of the Company, and will constitute legal, valid and binding obligations of the Company in accordance with their terms.

The opinion set forth herein is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Debt Securities:

(a) the board of directors or other authorized governing body of the Company shall have duly established the terms of the Debt Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Debt Securities in conformity with the Articles of Incorporation and Bylaws, each as amended through such time, and such authorization shall remain in effect and unchanged at all times during which such Debt Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Debt Securities takes place in accordance with such authorization);

(b) the Registration Statement and any amendments thereto will have been declared effective under the Securities Act of 1933, as amended, and such effectiveness shall not have been terminated or rescinded;

(c) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing said Debt Securities;

(d) said Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and in the applicable Prospectus Supplement and there will not have occurred any change in law affecting the opinion rendered herein;

(e) the trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed); and

(f) in the case of an indenture pursuant to which any Debt Securities are to be issued, there shall be no terms or provisions contained therein which would affect the opinion rendered herein.

Our opinion is furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, may be relied upon only in connection with the Registration Statement and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the heading “Legal Matters” in the prospectus, which is a part of the Registration Statement.

Yours very truly,

/s/    BRADLEY ARANT ROSE & WHITE LLP